SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ______________________

                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                           ______________________

                           DESIGNER FINANCE TRUST
           (Exact Name of Registrant as Specified in Its Charter)

                Delaware                          13-7101063
       (State of Incorporation or              (I.R.S. Employer
              Organization)                 Identification Number)

                         c/o Designer Holdings Ltd.
                               1385 Broadway
                             New York, NY 10018
                           ______________________

     If this Form relates to the        If this Form relates to the
     registration of a class of         registration of a class of
     debt securities and is             debt securities and is to
     effective upon filing pursuant     become effective
     to General Instruction A(c)(1)     simultaneously with the
     please check the following         effectiveness of a concurrent
     box.  ( )                          registration statement under
                                        the Securities Act of 1933
                                        pursuant to General
                                        Instruction A(c)(2) please
                                        check the following box.  ( )

     Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class          Name of Each Exchange on Which
           to be so Registered          Each Class is to be Registered

     ________% Convertible Trust           New York Stock Exchange
     Originated Preferred
     Securitiessm (and the
     Guarantee with respect
     thereto)
            (Title of Class)

     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None


     ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               Reference is made to the sections entitled "Description of the Preferred Securities" and "Description of the Guarantee" contained in the Registrant's Prospectus in the form to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which Prospectus will constitute a part of the Registrant's Registration Statement on Form
     S-1 (No. 333-13097) (the "Registration Statement"), as amended, and is incorporated herein by reference.

               The class of securities to be registered hereby is the Convertible Trust Originated Preferred Securities and the
     Guarantee with respect thereto (the "Preferred Securities" and the "Guarantee," respectively). The Preferred Securities represent undivided beneficial interests in the assets of Designer Finance Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust").

     ITEM 2.  EXHIBITS.

     Number         Description

     2.1 Certificate of Trust dated September 26, 1996 of Designer Finance Trust (incorporated herein by reference to Exhibit 4.2 to the Registration
                    Statement).

     2.2 Form of Amended and Restated Declaration of Trust of Designer Finance Trust among Designer Holdings Ltd., as Sponsor, IBJ Schroder Bank & Trust Company, as Property Trustee, Delaware Trust Company, as Delaware Trustee and Merril M. Halpern and Arnold H. Simon, as Trustees (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

     2.3 Form of ____% Convertible Trust Originated Preferred Security (incorporated herein by reference to Exhibit 4.5 and Exhibit A-1 to
                    Exhibit  4.3 to the Registration Statement).

     2.4 Form of Preferred Securities Guarantee Agreement between Designer Holdings Ltd., as Guarantor, and IBJ Schroder Bank & Trust Company, as Guarantee Trustee with respect to the Preferred Securities of Designer Finance Trust (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

     2.5            Form of Indenture between Designer Holdings Ltd.
                    and IBJ Schroder Bank & Trust Company, as
                    Indenture Trustee with respect to the ____%
                    Convertible Subordinated Debentures (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

     2.6 Form of ____% Convertible Subordinated Debenture (incorporated herein by reference to Exhibit 4.6 and Exhibit A to Exhibit 4.4 to the Registration Statement).


                                 SIGNATURES

               Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     DESIGNER HOLDINGS LTD.

     By:  \s\ Arnold H. Simon
          Name:  Arnold H. Simon
          Title: President and Chief
                 Executive Officer

     DESIGNER FINANCE TRUST

     By:  \s\ Arnold H. Simon
          Arnold H. Simon, as Trustee

     By:  \s\ Merril M. Halpern
          Merril M. Halpern, as Trustee

     Date:     October 28, 1996